First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




June 28, 2002


First Trust Portfolios, L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 652

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
90362 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust
Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Robert M. Porcellino
Senior Vice President